SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                             Alliance Resources PLC
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             (Exact name of registrant as specified in its charter)

England and Wales                                           Note
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(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                              Identification No.)

Kingsbury House, 15-17 King Street, London                    SW1Y 6QU
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(Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), please check the following box.     [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates....
 ........N/A

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

         None                                     Not applicable

         Securities to be registered pursuant to Section 12(g) of the Act:

                                Ordinary Shares,
                               of (pound)0.40 each
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                                 Title of Class



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Explanatory Note:

         This filing is made pursuant to Rule 12g-3 (the "Rule") under the Securities Exchange Act of 1934 (the "Act"), as a result of the merger between the Registrant and LaTex Resources, Inc. ("LaTex") on May 1, 1997, whereby the Registrant (not previously a reporting company) issued its ordinary shares, of (pound)0.40 each, to holders of LaTex (previously a reporting company), as a result of which, under the Rule, the class of shares so issued are deemed to be registered under Section 12(g) of the Act. This Form 8-A is also being filed in lieu of a report on Form 8-K, pursuant to subsection (f) of the Rule.

ITEM 1.           Description of Securities To Be Registered.
                  ------------------------------------------

         The Section entitled "Description of Alliance Shares" in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and relating to the Registrant's Registration Statement on Form F-4 (Reg. No.
333-19013) (the "Registration Statement") is deemed to be incorporated by reference herein.


ITEM 2.           Exhibits.
                  --------

I.       1.       Specimen Ordinary Share Certificate

         2.1 Memorandum of Association (incorporated by reference from Exhibit 3.1 to the Registration Statement)

         2.2      Articles  of  Association   (incorporated  by  reference  from
                  Exhibit 3.7 to the Registration Statement)

II.      Not applicable.



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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 27, 1998

                                                  ALLIANCE RESOURCES PLC



                                                  By:      /s/ John A. Keenan
                                                           ---------------------
                                                           John A. Keenan
                                                           Managing Director




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